Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Dividend Advantage
Municipal Fund 3
333-58708, 811-10345

An annual meeting of the
shareholders of the
Nuveen Dividend Advantage
Municipal Fund 3 (the Fund) was
held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 39,064,983
Withhold 269,719

Lawrence H. Brown
For  39,056,658
Withhold 278,044

Jack B. Evans
For  39,072,765
Withhold  261,937

William C. Hunter
For 39,070,348
Withhold  264,354

David J. Kundert
For 39,063,232
Withhold  271,470

William J. Schneider, elected by Preferred
shareholders only
For 11,964
Withhold  41

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 11,964
Withhold  41

Judith M. Stockdale
For 39,068,858
Withhold  265,844

Eugene S. Sunshine
For  39,070,723
Withhold  263,979

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
38,783,698 and
the number of negative votes:
 322,800

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007665.